Exhibit 4.1

No.	Shares

MORGANS HOTEL GROUP CO.

This Certifies that                                                                                                                                                         is the owner of                                                                                fully paid and non-assessable Shares of Common Stock, par value $.01 per share, of the above-named Corporation, transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF the Corporation has caused this Certificate to be signed by its duly authorozed officers.

Dated                        , 20         .

NOTICE:  THE SIGNATURE TO THIS ASSIGNMENT
MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE
FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT
ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

For Value Received,          hereby sell, assign and transfer unto-

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

                                                                                                                 Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                                    Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated
In presence of